UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 15, 2007, Plug Power Canada Inc. (the “Company”), a wholly-owned subsidiary of Plug Power Inc., entered into a Share Purchase Agreement (the “Purchase Agreement”) with Cellex Power Products, Inc. (“Cellex”) and certain stockholders and optionholders of Cellex (the “Sellers”) pursuant to which the Company agreed to purchase the outstanding capital stock of Cellex from the Sellers for an aggregate cash purchase price of Forty-Five Million Dollars ($45,000,000), subject to certain adjustments. Cellex, based in Richmond, British Columbia, is a provider of fuel cell power solutions for industrial vehicles.

The transaction contemplated by the Purchase Agreement is expected to be completed in April 2007, subject to customary closing conditions.

On March 15, 2007, the Company issued a press release regarding the transaction described above. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release of Plug Power Inc. dated March 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date:	March 16, 2007	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer